Exhibit 99.4

FANGDD NETWORK GROUP LTD

18/F, Unit B2, Kexing Science Park

15 Keyuan Road, Technology Park

Nanshan District, Shenzhen

The People’s Republic of China

April 8, 2019

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	FANGDD NETWORK GROUP LTD – Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

FANGDD NETWORK GROUP LTD, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its draft registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares to be represented by American depositary shares (“ADSs”).

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2016 and 2017 and for each of the two years ended December 31, 2016 and 2017.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and effective on November 5, 2018, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.     The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.     Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.    The Company does not anticipate that its audited financial statements for the year ended December 31, 2018 will be available until late March 2019.

4.    In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

FANGDD NETWORK GROUP LTD

By:	/s/ Huaxin Wen
Name:	Huaxin Wen
Title:	Financial Director